CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                           INSIGNIA/ESG HOLDINGS, INC.


             Pursuant to Section 242 of the General Corporation Law




     The undersigned, being the Secretary of Insignia/ESG Holdings, Inc., hereby certify as follows:

     FIRST: The name of the Corporation is Insignia/ESG Holdings, Inc.

     SECOND: The Certificate of Incorporation of Insignia/ESG Holdings, Inc. was filed with the Secretary of State of Delaware on the 6th day of May, 1998.

     THIRD: The Certificate of Incorporation is hereby amended to change the name of the Corporation to Insignia Financial Group, Inc. To reflect such amendment, Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:

          "FIRST: The name of the Corporation is Insignia Financial Group, Inc."

     FOURTH: The foregoing amendment to the Certificate of Incorporation will be effective as of October 30, 1998.

     FIFTH: The foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law.


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4440/39038-088  NYLIB2/554890 v1                09/03/98  09:30 AM  (10559)

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment and affirmed that the statements made herein are true under
     penalties    of   perjury    this    16th   day   of    October,    1998.




                                        /s/Adam B. Gilbert
                                         ------------------
                                         Adam B. Gilbert
                                         Secretary